CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46825) of Schick Technologies, Inc. of our report dated June 9, 1998 relating to the financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
June 28, 2000